Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of:

GWG Holdings, Inc. and Subsidiaries

We consent to the use in this Registration Statement on Form S-1/A of our report, dated March 30, 2013, except for note 18, as to which the date is June 24, 2014, relating to the consolidated financial statements of GWG Holdings, Inc. and Subsidiaries as of and for the year ended December 31, 2012, which appears in such Registration Statement, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Mayer Hoffman McCann P.C.

Minneapolis, Minnesota

November 4, 2014